Exhibit 10.56

Executive Officer Compensation Information

The following table sets forth the annual base salary rates for 2016 and 2017 for the executive officers of Seattle Genetics, Inc. (the “Company”), in each case based on full-time employment status. The table below also sets forth the bonuses awarded to the Company’s executive officers for the 2016 fiscal year under the Company’s 2016 Senior Executive Annual Bonus Plan. The 2017 target bonuses (based on a percentage of annual base pay as of December 31, 2016) for the Company’s executive officers under the Company’s Senior Executive Annual Bonus Plan are also set forth in the table below.

Name and Title	2016 Annual Base Salary Rate	2016 Bonus	2017 Annual Base Salary Rate	2017 Target Bonus Percentage
Clay B. Siegall, Ph.D.	$855,750	$985,000	$890,000	100%
President & Chief Executive Officer
Todd E. Simpson	$476,900	$269,500	$493,600	50%
Chief Financial Officer
Eric L. Dobmeier	$535,615	$261,800	$555,706	50%
Chief Operating Officer
Jonathan Drachman	$512,200	$294,600	$531,450	50%
Chief Medical Officer and Executive Vice President, Research and Development
Vaughn Himes	$460,000	$246,900	$478,400	50%
Chief Technical Officer
Darren Cline	$440,000	$221,700	$454,300	45%
Executive Vice President, Commercial

Director Compensation Information

The following table sets forth the compensation components for non-employee members of the Company’s Board of Directors for 2016 and 2017, including equity awards.

Compensation Element	2016	2017

General Board Service – Cash Retainer	$50,000	$50,000

General Board Service – Equity

Initial Grant – Number of Options	13,275	14,250

Initial Grant – Number of Restricted Stock Units	5,310	5,750

Annual Grant – Number of Shares	9,260	9,260

Annual Grant – Number of Restricted Stock Units	3,700	3,700

Chair Service – Annual Retainer

Lead Director	$25,000	$25,000
Audit	$20,000	$20,000
Compensation	$15,000	$15,000
Nominating & Governance	$10,000	$10,000

Committee Member Service – Annual Retainer

Audit	$10,000	$10,000
Compensation	$8,000	$8,000
Nominating & Governance	$5,000	$5,000